UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2001

WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08703	33-095-6711
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive
Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURE
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

     On October 25, 2001, Western Digital Corporation issued a press release announcing its financial results for its first quarter of the 2002 fiscal year. For its first quarter, the Registrant reported revenues of $440.9 million and a loss from continuing operations of $4.0 million, or $.02 per share. The results include an operating profit of approximately $4.0 million and unit shipments of 5.4 million by the Company’s hard drive business.

     Attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, are copies of the October 25, 2001 press release, Investor Information Summary and Consolidated Statements of Operations with additional financial information for the Registrant’s first quarter of the 2002 fiscal year posted to the Registrant’s website at www.westerndigital.com all of which are incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit	Description

99.1	Press Release dated October 25, 2001 announcing the Company’s financial results for its first quarter of the 2002 fiscal year.
99.2	Investor Information Summary.
99.3	Consolidated Statements of Operations, restated for adoption of Staff Accounting Bulletin No. 101 (“SAB 101”)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2001

WESTERN DIGITAL CORPORATION

By:	/s/ MICHAEL A. CORNELIUS
Michael A. Cornelius Vice President, Law and Administration and Secretary